Exhibit 99.2

                                  AMENDMENT TO
                                  ------------
                           PURCHASE AND SALE AGREEMENT
                           ---------------------------

     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is dated as of February 13, 2007, by and between DELTA MILLS, INC., a Delaware corporation ("Seller"), and MICHAEL FOX INTERNATIONAL, INC., a Maryland corporation ("Buyer").

     WHEREAS, Seller and Buyer are party to that certain Purchase and Sale Agreement, dated as of December 12, 2006 (the "Original Agreement"), whereby, subject to the terms and conditions thereof, Seller agrees to sell, and Buyer agrees to purchase, the Assets described therein; and

     WHEREAS, Buyer has claimed that certain assets purportedly included in the Assets to be sold pursuant to the Original Agreement either are not available to be sold or differ from the description thereof previously provided to Buyer (in particular, that a Dobby loom is missing, one Cam loom is missing certain items and one UT-3 had a different manufacture date than expected); and

     WHEREAS, Buyer and Seller have settled their differences with respect to these claims, and enter into this Amendment to memorialize their agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Original Agreement.

     2. The Purchase Price for the Assets is amended to be Two Million Four Hundred Ninety-Seven Thousand Dollars ($2,497,000).

     3. This Amendment constitutes a full settlement with respect to any and all claims that Buyer has or may have with respect to the content or description of the Assets to be sold by Seller and purchased by Buyer pursuant to the Original Agreement, as amended by this Amendment.

     4. Except as expressly amended by this Amendment, the Original Agreement remains in full force and effect.

     5. This Amendment shall inure to the benefit of, and is binding upon, the parties hereto and their respective successors and assigns.

                           [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Seller and Buyer execute this Amendment as of the date and year first above written (notwithstanding the actual date of execution and delivery hereof), with the specific intention that this Amendment constitutes a document under seal. This Amendment may be executed in counterparts and may be delivered via facsimile transmission.


                                            SELLER:
                                            -------

                                            DELTA MILLS, INC.
                                            A Delaware Corporation


                                            By:    /s/ W. H. Hardman, Jr. (SEAL)
                                                   ----------------------
                                            Name:  W. H. Hardman, Jr.
                                                   ------------------
                                            Title: Chief Financial Officer
                                                   -----------------------


                                            BUYER:
                                            ------

                                            MICHAEL FOX INTERNATIONAL, INC.
                                            A Maryland Corporation


                                            By:    /s/ Robert Scriven (SEAL)
                                                   ------------------
                                            Name:  Robert Scriven
                                            Title: CEO